Exhibit 4.3

SECOND AMENDMENT TO RIGHTS AGREEMENT

SECOND AMENDMENT (this “Amendment”) dated as of June 23, 2006 to the Rights Agreement, dated as of July 26, 2001, and amended as of July 30, 2001, (the “Rights Agreement”), by and between Kerr-McGee Corporation (formerly known as Kerr-McGee Holdco, Inc.), a Delaware corporation (the “Company”), and UMB Bank, N.A., as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement (capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Rights Agreement);

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend the Rights Agreement in accordance with the provisions thereof without approval of any holders of the Rights;

WHEREAS, the Company desires to extend the Final Expiration Date;

WHEREAS, the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement (as defined below); and

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Rights Agreement as follows:

(a)           Amendment to Section 1. The following text is added at the end of the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement:

“Notwithstanding anything in this Agreement to the contrary, none of Anadarko Petroleum Corporation or APC Acquisition Sub, Inc. or any of their Affiliates or Associates shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the Merger Agreement.”

(b)           The following definitions are added to Section 1 of the Rights Agreement in the appropriate alphabetical order:

“Effective Time” shall have the meaning assigned to such term in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger dated as of June 22, 2006, among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc. and the Company, as the same may be amended from time to time.

“Merger” shall have the meaning assigned to such term in the Merger Agreement.

“Merger Sub” shall mean APC Acquisition Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of Anadarko Petroleum Corporation.”

“Parent” shall mean Anadarko Petroleum Corporation, a Delaware corporation.

(c)           Amendment to Section 3(a). The following text is added at the end of Section 3(a) of the Rights Agreement:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date nor Distribution Date shall occur by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the Merger Agreement.”

(d)           Amendment to Section 7. Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed with signature guarantee and such individual information as may be reasonably requested by the Rights Agent, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred

Stock as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the earliest of (i) the Close of Business on July 22, 2016 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) immediately prior to the Effective Time of the Merger.”

(e)           Section 11(a)(ii) of the Rights Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 11(a)(ii) shall not apply to and a Section 11(a)(ii) Trigger Date shall not be deemed to have occurred by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the Merger Agreement.”

(f)            Section 13 of the Rights Agreement is amended by adding the following provision at the end thereof:

“(e)         Notwithstanding the foregoing, this Section 13 shall not apply to (i) the approval, execution or delivery of the Merger Agreement, (ii) the announcement of the Merger, (iii) the consummation of the Merger or the other transactions contemplated by the Merger Agreement or (iv) the acquisition of Common Stock pursuant to the Merger or the Merger Agreement.”

(g)           The form of Right Certificate attached to the Rights Agreement as Exhibit B shall be replaced in its entirety by the form of the Right Certificate attached hereto as Annex A.

Section 2. Full Force and Effect. This Amendment shall become effective as of, and immediately prior to, the approval, execution and delivery of the Merger Agreement. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

Section 3. Governing Law. This Amendment for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 5. Authority. Each party represents that such party has full power and authority to enter into this Amendment and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

Section 6. Severability. If any term, provision, covenant or restriction of this Amendment or applicable to this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS,WHEREOF, the Company has caused this Amendment be duly executed as of the day and year first above written.

KERR-MCGEE CORPORATION

By:	/s/ Gregory F. Pilcher
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Secretary

Acknowledged and Approved by:

UMB BANK, N.A.,
as Rights Agent

By:	/s/ Mark Flannagan
	Name:	Mark Flannagan
	Title:	Vice President

ANNEX A

FORM OF RIGHT CERTIFICATE

Exhibit B

Form of Right Certificate

Certificate No. R- ____

___ Rights

NOT EXERCISABLE AFTER July 22, 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

KERR-MCGEE CORPORATION

This certifies that ___________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 26, 2001 as the same may be amended from time to time (the “Rights Agreement”), between Kerr-McGee Corporation, a Delaware corporation (the “Company”), and UMB Bank, N.A., (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the earliest of (A) 5:00 P.M., New York City time, on July 22, 2016, (B) the time at which the Rights are redeemed as provided in the Rights Agreement, (C) the time at which the Rights are exchanged as provided in the Rights Agreement or (D) immediately prior to the Effective Time (as defined in the Rights Agreement) of the Merger (as defined in the Rights Agreement), at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, without par value (the “Preferred Stock”), of the Company, at a purchase price of $215.00 per one one-hundredth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 26, 2001 based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-hundredths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Preferred Stock or shares of the Company’s Common Stock, no par value ($1 per share stated value).

No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at anytime be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________.

Attest:	KERR-MCGEE CORPORATION

By	By

Countersigned:

as Rights Agent

By
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfer unto________________________________________________________________________________________________________________________________________________________

(Please print name and address of transferee)

Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint___________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: _________________

Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate)

To Kerr-McGee Corporation:

                  The undersigned hereby irrevocably elects to exercise__________________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivery to:

Please insert social security or other identifying number

(Please print name and address)

Dated:  ____________________

Signature

(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

                  Signature must be guaranteed by bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

[Form of Reverse Side of Right Certificate — continued]

                  The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement)

Signature

NOTICE

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.